O S H K O S H	T R U C K	C O R P O R A T I O N

FOR IMMEDIATE RELEASE

For more information contact,

Financial:	Patrick Davidson
Vice President – Investor Relations
920.966.5939

Media:	Kirsten Skyba

Vice President – Marketing Communications

920.233.9621

Oshkosh Truck Completes Acquisition of JLG Industries to Create Specialty Vehicle Company with $6 Billion in Revenue

•	15th Acquisition Under Current Management; Becomes Largest Business Segment, Opens Up Purchasing Synergies and Expands Oshkosh into Complementary Markets
•	Company Affirms Fiscal 2007 Estimates; Revises First Quarter Estimates
•	Charlie Szews to Lead Integration and JLG Business on an Interim Basis; JLG Retains Several Key Executives

OSHKOSH, WI (December 6, 2006) - Oshkosh Truck Corporation (NYSE:OSK), a leading manufacturer of specialty vehicles and vehicle bodies, today announced that it has completed the acquisition of JLG Industries, Inc. (JLG) for $28 per share in an all cash transaction valued at approximately $3.2 billion. With the addition of JLG’s forecasted revenues, Oshkosh Truck now expects to surpass $6 billion in net sales for fiscal 2007.

"I am pleased to welcome JLG, the world leader in aerial work platforms and telehandlers, to the Oshkosh family of companies. This acquisition further strengthens our company by diversifying our product offerings and customer segments, providing scale in procurement and broadening our global reach, which are all important to our growth plans,” said Robert G. Bohn, Oshkosh's chairman, president and chief executive officer. “JLG is also the 15th acquisition we’ve made under the current management team in the last 10 years. It will operate as our fourth and largest segment. JLG follows our formula for acquisition success, which includes strong management, double digit growth opportunities and the expectation of returns in excess of our cost of capital.”

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Updates to the Company’s Estimates

The Company today affirmed its previous estimates that the Oshkosh stand-alone earnings per share (EPS), without giving effect to the JLG acquisition, is expected to be $3.05 to $3.15 and that the JLG acquisition will be modestly accretive to its stand-alone EPS for the fiscal year ended September 30, 2007. Due to the timing of the JLG acquisition closing during the seasonally slow holiday period and the estimated impact of certain non-cash purchase accounting adjustments, the Company estimates that the JLG acquisition will be approximately $0.15 dilutive to EPS for the first quarter of fiscal 2007. Accordingly, the Company now estimates that EPS for its first quarter of fiscal 2007, including the impact of the JLG acquisition, will be approximately $0.35 to $0.40 per share. The Company expects to provide its sales and EPS estimates for fiscal 2007, including the impact of the JLG acquisition, during the first week of February 2007, when the Company plans to report its earnings for the first quarter of fiscal 2007.

JLG Integration and Operations

Due to the significant nature of the JLG acquisition to Oshkosh, Robert G. Bohn has appointed Charles L. Szews, executive vice president and chief financial officer, to serve as interim president of JLG and lead the integration process. Mr. Szews will also continue to act in his current capacity as executive vice president and chief financial officer of Oshkosh Truck. The Company expects that several key executives will continue with JLG, including:

•	Craig E. Paylor, senior vice president of sales and marketing, who has been with JLG for more than 20 years in a variety of leadership and executive roles,
•	Peter L. Bonafede, senior vice president of manufacturing and supply chain management, who has been with JLG for more than seven years in various operations and supply chain management positions, and
•	Wayne P. MacDonald, senior vice president of engineering, who has been with JLG for more than 30 years in many different engineering and technology development roles.

"The integration of JLG is a top priority of the corporation and our appointment of Charlie Szews as JLG’s interim president reflects that importance. Furthermore, we are excited to have a large group of key JLG executives remain with us to continue running the business while we collectively work together to realize cost synergies and operational improvements in a global market,” added Bohn. “I am confident in our ability to make a smooth transition based on the history of successful acquisitions we’ve made during the previous decade.”

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“Oshkosh expects to integrate JLG by applying its successful method of cross-functional collaboration. We have eight operational teams, with members from both Oshkosh and JLG, leading the integration initiative and focused on specific near- and long-term objectives. Planning is well underway and we are pleased with initial progress. In addition, the Company is enlisting external consulting resources in select areas to spur velocity and provide expertise in effective integration,” said Szews. “The similar cultures and shared values of our organizations are integral to this process, and we expect they will enhance productivity throughout the integration process.”

About Oshkosh Truck Corporation

Oshkosh Truck Corporation is a leading designer, manufacturer and marketer of a broad range of specialty access equipment, commercial, fire and emergency and military vehicles and vehicle bodies. Oshkosh's products are valued worldwide by rental companies, fire and emergency units, defense forces, municipal and airport support services, and concrete placement and refuse businesses where high quality, superior performance, rugged reliability and long-term value are paramount.

Forward Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the consequences of financial leverage associated with the JLG acquisition; the challenges of integrating acquired businesses including JLG, Oshkosh Specialty Vehicles and Iowa Mold Tooling, Co., Inc.; the Company’s ability to turnaround its Geesink Norba Group business; the cyclical nature of the Company’s commercial and fire and emergency markets;

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risks related to reductions in government expenditures and the uncertainty of government contracts; the availability of defense truck carcasses for remanufacturing; risks associated with the implementation of an enterprise resource planning system at McNeilus®; the success of the Revolution® composite concrete mixer drum; the availability of commercial chassis and certain chassis components including engines; and risks associated with international operations and sales, including foreign currency fluctuations. In addition, the Company’s expectations for fiscal 2007 are based in part on certain assumptions made by the Company, including without limitation those relating to the Company’s ability to integrate JLG, Oshkosh Specialty Vehicles and Iowa Mold Tooling Co., Inc. and achieve targeted synergies for each acquisition; the Company’s estimates for non-cash purchase accounting adjustments related to the JLG acquisition; the Company’s ability to turnaround the Geesink Norba Group business sufficiently to support its current valuation resulting in no non-cash impairment charge for Geesink Norba Group goodwill; the Company’s ability to grow its operating income despite anticipated lower industry demand resulting from changes to diesel engine emissions standards effective January 1, 2007; the Company’s estimates for the level of concrete placement activity, housing starts, non-residential construction spending and mortgage rates; the performance of the U.S. and European economies generally; the Company’s expectations as to timing of receipt of sales orders and payments and execution and funding of defense contracts; the Company’s ability to achieve cost reductions and operating efficiencies, in particular at JLG, McNeilus and the Geesink Norba Group; the anticipated level of production and margins associated with the Family of Heavy Tactical Vehicles contract, the Indefinite Demand/Indefinite Quantity truck remanufacturing contract, the MTVR follow-on contract, the LVSR contract and international defense truck contracts; the expected level and timing of U.S. Department of Defense procurement of replacement parts and services and funding thereof; the Company’s estimates for capital expenditures of rental companies for JLG’s products, of municipalities for fire and emergency and refuse products, of airports for aircraft rescue and snow removal products and of large commercial waste haulers generally and with the Company; federal funding levels for U.S. Department of Homeland Security and spending by governmental entities on homeland security apparatus; the availability of chassis components including engines and commercial chassis generally; the Company’s planned spending on product development and bid and proposal activities with respect to defense truck procurement competitions and the outcome of such competitions; the expected level of commercial “package” body and purchased chassis sales compared to “body only” sales; the Company’s estimates of the impact of changing fuel prices and credit availability on capital spending of towing operators; anticipated levels of capital

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expenditures; the Company’s estimates for costs relating to litigation, product warranty, product liability, insurance, stock options and restricted stock awards, personnel and raw materials; the Company’s estimates for debt levels, interest rates, working capital needs and effective tax rates; and that the Company does not complete any further significant acquisitions in the short term. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission.

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